Exhibit 23.3



[ FINPRO LOGO HERE ]
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September 18, 1997



Board of Trustees
Ninth Ward Savings Bank
400 Delaware Avenue
Wilmington, Delaware 19801

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Application for Conversion on Form 86-AC filed by Ninth Ward Savings Bank, and any amendments thereto, for permission to convert to a stock savings institution and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Ninth Ward Savings Bank provided by FinPro, and our opinion regarding subscription rights filed as an exhibit to the applications referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report in the Form SB-2 Registration Statement filed by Delaware First Financial Corporation and any amendments thereto, the Application for Conversion on Form 86-AC filed by Ninth Ward Savings Bank, and any amendments thereto, and the notice and Application for Conversion for Ninth Ward Savings Bank, Wilmington, Delaware filed by Ninth Ward Savings Bank and any amendments thereto.


                                              Very Truly Yours,

                                              FinPro, Inc.

                                              /s/ Donald J. Musso
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                                                  Donald J. Musso
Liberty Corner, New Jersey
September 18, 1997